Exhibit 99.1

Press Release

April 27, 2017

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RECORD NET INCOME, DECLARES RECORD QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that first quarter 2017 net income was $6.1 million, or $0.37 per diluted common share. This is the highest net income ever recorded by the Company for the first quarter of any year. This compares to first quarter 2016 net income of $5.7 million, or $0.35 per diluted common share. On April 26, 2017, the Company’s Board of Directors declared a regular quarterly dividend of $0.18 per common share. The dividend is payable on May 24, 2017, to stockholders of record on May 10, 2017.

“We are excited about our first quarter 2017 results,” commented Dave Nelson, President and Chief Executive Officer of the Company. “We have had eleven consecutive record quarters for each respective quarter. Our strong performance gives us a great start to 2017 and has allowed us to increase our second quarter dividend to $0.18 per common share. This is the highest quarterly dividend ever paid by the Company."

Brad Winterbottom, West Bank President, said, “We continue to focus on expanding services to our valued customer base and fostering new relationships. Those efforts have resulted in 13.5 percent growth in outstanding loan balances as of March 31, 2017 compared to March 31, 2016. Deposits have grown 5.7 percent during the same time period. Our bankers are having great success in growing and adding new relationships while maintaining strong credit quality.”

Eastern Iowa Market President, Jim Conard, commented, “In the first quarter of 2017, total loans for the eastern Iowa market increased by 7.6 percent and total deposits increased by 13.4 percent.  Our bankers have been successful in originating a number of larger commercial and residential construction loans, many of which are starting to be drawn upon now that the spring building season has begun.  Our outlook is positive for the second quarter as we continue to fund these projects and originate new loans.”

“We have rounded out the staffing of our prominent new bank building in Rochester with a team of six seasoned bankers who are all well-known in the Rochester market,” said Mike Zinser, Rochester Market President. “While our business and consumer banking activity continues to gain momentum, we are now rolling out a new personal banking model that is specifically geared toward professionals, executives and business owners.”  Zinser continued, “This new model was designed to complement how we do business banking and builds on our success as well as the personal relationships that we have built over the years.”  Zinser concluded, “West Bank has differentiated itself in the Rochester market, and we are encouraged by the community’s enthusiasm for how we do business. We believe this bodes well for our continued growth.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission on April 27, 2017. Please refer to that document for a more in-depth discussion of our financial results. The Form 10-Q document is available on the Investor Relations section of West Bank's website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, April 28, 2017. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until May 12, 2017, by dialing 877-344-7529. The replay passcode is 10098202.

As previously reported, the 2017 Annual Meeting of Stockholders will be held at 4:00 p.m. Central Time this afternoon at the Company's headquarters.

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines metropolitan area, one office in Iowa City, Iowa, one office in Coralville, Iowa and one office in Rochester, Minnesota.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company's business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	March 31, 2017	March 31, 2016
Assets
Cash and due from banks	$34,994	$48,919
Federal funds sold	7,536	7,804
Investment securities available for sale, at fair value	261,426	311,335
Investment securities held to maturity, at amortized cost	48,366	50,526
Federal Home Loan Bank stock, at cost	12,110	12,353
Loans	1,446,735	1,274,929
Allowance for loan losses	(16,427)	(15,280)
Loans, net	1,430,308	1,259,649
Premises and equipment, net	23,005	17,298
Bank-owned life insurance	33,121	32,688
Other assets	16,953	14,547
Total assets	$1,867,819	$1,755,119

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$453,604	$457,409
Interest-bearing:
Demand	256,777	247,300
Savings	699,338	632,934
Time of $250 or more	12,456	13,248
Other time	106,579	94,856
Total deposits	1,528,754	1,445,747
Short-term borrowings	37,425	18,685
Long-term borrowings	124,956	126,738
Other liabilities	6,912	7,023
Stockholders' equity	169,772	156,926
Total liabilities and stockholders' equity	$1,867,819	$1,755,119

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF INCOME	2017	2016
Interest income
Loans, including fees	$14,969	$13,466
Investment securities	1,805	2,038
Other	17	20
Total interest income	16,791	15,524
Interest expense
Deposits	1,195	705
Short-term borrowings	46	16
Long-term borrowings	1,161	1,104
Total interest expense	2,402	1,825
Net interest income	14,389	13,699
Provision for loan losses	—	200
Net interest income after provision for loan losses	14,389	13,499
Noninterest income
Service charges on deposit accounts	600	596
Debit card usage fees	440	447
Trust services	392	297
Increase in cash value of bank-owned life insurance	154	168
Gain from bank-owned life insurance	307	443
Realized investment securities losses, net	(3)	—
Other income	270	279
Total noninterest income	2,160	2,230
Noninterest expense
Salaries and employee benefits	4,337	4,256
Occupancy	1,097	951
Data processing	688	579
FDIC insurance	213	218
Other expenses	1,708	1,795
Total noninterest expense	8,043	7,799
Income before income taxes	8,506	7,930
Income taxes	2,400	2,234
Net income	$6,106	$5,696

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2017
1st Quarter	$0.38	$0.37	$0.17	$24.90	$20.60

2016
4th Quarter	$0.37	$0.37	$0.17	$25.05	$18.75
3rd Quarter	0.36	0.36	0.17	20.52	17.65
2nd Quarter	0.34	0.34	0.17	19.65	17.33
1st Quarter	0.35	0.35	0.16	19.58	16.04
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended March 31,
SELECTED FINANCIAL MEASURES	2017	2016
Return on average assets	1.35%	1.31%
Return on average equity	14.80%	14.77%
Net interest margin	3.48%	3.51%
Efficiency ratio*	46.84%	46.91%

	As of March 31,
	2017	2016
Texas ratio*	0.49%	0.76%
Allowance for loan losses ratio	1.14%	1.20%
Tangible common equity ratio	9.09%	8.94%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.